Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-172258) on Form S-1 of Advanced Cell Technology, Inc. and subsidiary of our report dated March 16, 2011, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California
March 18, 2011